UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 29, 2016, the Board of Directors of The TJX Companies, Inc. (the “Company”) elected Jackwyn Nemerov as a member of the Company’s Board of Directors and its Executive Compensation Committee, effective immediately. Ms. Nemerov was the President and Chief Operating Officer of Ralph Lauren Corporation (“Ralph Lauren”) from November 2013 until November 2015. Previously, from September 2004 until October 2013, she was Executive Vice President of Ralph Lauren. She also served on the Board of Directors of Ralph Lauren from February 2007 until November 2015. Ms. Nemerov will receive compensation for her service on the Board of Directors in accordance with the Company’s non-employee director compensation program (as described further in Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed March 29, 2016, which description is incorporated herein by reference), including annual retainers and deferred stock awards under the Company’s Stock Incentive Plan, prorated to reflect her election date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley
Ann McCauley Executive Vice President, Secretary and General Counsel

Dated: November 29, 2016